FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), dated as of October 16, 2015, by and among INDIANAPOLIS POWER & LIGHT COMPANY, an Indiana corporation (the "Borrower"), the lenders listed on the signature pages hereof (the "Lenders"), FIFTH THIRD BANK, as syndication agent, BMO HARRIS BANK N.A., as documentation agent and PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (the "Administrative Agent") under the Credit Agreement referred to below:
WlTNESSETH:
WHEREAS, the Borrower, the Lenders, the agents and the Administrative Agent entered into the Credit Agreement dated as of May 6, 2014 (the "Credit Agreement"), pursuant to which the Lenders have extended credit to the Borrower; and
WHEREAS, the Borrower has requested that the Expiration Date of the credit facility be extended and certain other changes be made as set forth in more detail herein; and
WHEREAS, capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.
NOW, THEREFORE, in consideration of their mutual covenants and agreements hereafter set forth, and intending to be legally bound, the parties hereto agree as follows:
Article I

Section 1.1    Section 1.1 [Certain Definitions] of the Credit Agreement shall be amended to amend and restate the following definitions:
"Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement."

"ERISA Event shall mean (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Pension Plan, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is, or is expected to be, "insolvent" (within the meaning of Section 4245 of ERISA), or in "reorganization" (within the meaning of Section 4241 of ERISA); (d) a determination that any Pension Plan is, or is expected to be, in "at risk" status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (e) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any material liability under Title IV of ERISA, other than for ordinary funding obligations and PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; (h) the occurrence of an act or omission which could give rise to the imposition on a the Borrower or an ERISA Affiliate of material fines, penalties, taxes or related charges under Chapter 43 of the Code or under Sections 406, 409, 502(c)(i) or (l), or 4071 of ERISA in respect of any Plan; or (i) the failure of any “welfare benefit plan” (as described in Section 3(1) of ERISA) sponsored or maintained by the Borrower or any ERISA Affiliate that provides insured medical benefits, to satisfy the non-discrimination requirements of Section 105 of the Code."
"Expiration Date shall mean, with respect to the Revolving Credit Commitments, October 16, 2020."
"LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an "Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate reasonably determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage. Notwithstanding the foregoing, if the LIBOR Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date. The Administrative Agent shall give prompt notice to the Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error."

"Pension Plan shall mean any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any times during the immediately preceding five plan years."

"Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Sections 412 and 430 of the Code or Section 302 of ERISA and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group. For avoidance of doubt, the terms Plan, Pension Plan and Multiemployer Plan shall exclude any plan that is maintained outside the United States for the benefit of persons who are nonresidents aliens as provided under Section 4(b)(4) of ERISA."
Section 1.2    Section 1.1 [Certain Definitions] of the Credit Agreement shall be amended to insert the following new definitions in the appropriate alphabetical order therein:
"Covered Entity shall mean the Borrower, each of Borrower’s Subsidiaries, all guarantors and all pledgors of collateral."

"First Amendment shall mean that certain First Amendment to Credit Agreement, dated as of October 16, 2015, among Borrower, Lenders party thereto and Administrative Agent."

"First Amendment Effective Date shall mean the date that each of the conditions set forth in Section 2.3 of the First Amendment has been satisfied to the satisfaction of the Administrative Agent."

Section 1.3    Amendment to Section 2.13(a) [Increasing Lenders and New Lenders]. The phrase "prior to the fourth anniversary of the Closing Date" in Section 2.13(a) [Increasing Lenders and New Lenders] of the Credit Agreement is hereby amended and restated to read "prior to the fourth anniversary of the First Amendment Effective Date".
Section 1.4    Amendment to Section 6.1(b) [Subsidiaries and Owners; Investment Companies]. The reference to the phrase "(i) or (iii)" in subsection (iii) of Section 6.1(b) [Subsidiaries and Owners; Investment Companies] of the Credit Agreement is hereby amended and restated to read "(i) or (ii)".
Section 1.5    Amendment to Section 6.1(f)(ii) [Accuracy of Financial Statements]. Section 6.1 (f)(ii) of the Credit Agreement is hereby amended and restated as follows:
“(ii) Neither the Borrower nor any Subsidiary of the Borrower has any liabilities, contingent or otherwise, or forward or long-term commitments that are required to be disclosed in accordance with GAAP which are not disclosed in the Statements or in the notes thereto, and except as disclosed therein, there are no unrealized losses from any commitments of the Borrower or any Subsidiary of the Borrower which would reasonably be expected to cause a Material Adverse Change.”

Section 1.6    Amendment to Section 6.1(h) [Full Disclosure]. Section 6.1 (h) of the Credit Agreement is hereby amended and restated as follows:
"(h) Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially adversely affects the business, property, assets, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or on the First Amendment Effective Date in connection with the transactions contemplated hereby."

Section 1.7    Amendment to Section 6.1(m) [ERISA Compliance]. Section 6.1 (m)(ii) of the Credit Agreement is hereby amended and restated as follows:
"(ii) (a) No ERISA Event has occurred or is reasonably expected to occur which causes, or could reasonably be expected to cause, an Event of Default under Section 9.1(i); (b) No contribution failure under Section 412 and 430 of the Code, Section 302 of ERISA or the terms of any Plan has occurred with respect to any Plan to which the Borrower is a contributing sponsor, sufficient to give rise to a Lien under Section 430(k) of the Code, or otherwise to have a Material Adverse Effect; (c) the Borrower has not incurred, nor reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan or Multiemployer Plan (other than for ordinary funding obligations and premiums due and not delinquent under Section 4007 of ERISA) which causes, or could reasonably be expected to cause, an Event of Default under Section 9.1(i); (d) the Borrower has not incurred, nor reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan which causes, or could reasonably be expected to cause, an Event of Default under Section 9.1(i); and (e) the Borrower has not engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA."

Section 1.8    Amendment to Section 6.1(q) [Pari Passu Indebtedness]. The phrase "the Financing Documents" in Section 6.1(q) [Pari Passu Indebtedness] of the Credit Agreement is hereby amended and restated to read "this Agreement".
Section 1.9    Amendment to Section 8.3(b) [Annual Financial Statements]. Section 8.3(b) [Annual Financial Statements] of the Credit Agreement is hereby amended and restated as follows:
"(b)    Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, audited financial statements of the Borrower consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the payment or performance of any covenant, agreement or duty of any the Borrower under any of the Loan Documents."

Section 1.10    Amendment to Section 9.1(i) [Events Relating to Plans and Benefit Arrangements]. Section 9.1(i) [Events Relating to Plans and Benefit Arrangements] of the Credit Agreement is hereby amended and restated as follows:
"(i)    Events Relating to Plans and Benefit Arrangements. (i) An ERISA Event occurs which has resulted or could reasonably be expected to result in liability of Borrower (a) under Title IV of ERISA to a Pension Plan, Multiemployer Plan or the PBGC, (b) to the IRS under Chapter 43 of the Code or to the U.S. Department of Labor, PBGC or other person under Sections 406, 409, 502(c)(i) or (l), or 4071 of ERISA , or (c) to the IRS because of the failure of any “welfare benefit plan” (as described in Section 3(1) of ERISA) sponsored or maintained by the Borrower or any ERISA Affiliate that provides insured medical benefits, to satisfy the non-discrimination requirements of Section 105 of the Code, in each case in an aggregate amount in excess of $50,000,000, or (ii) the Borrower fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000."

Section 1.11    Amendment to Section 9.2 [Consequences of Event of Default]. Section 9.2 [Consequences of Event of Default] of the Credit Agreement is hereby amended to add the following new clause (e) to the end of such section:
"(e)    Enforcement of Rights and Remedies. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 9.2 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) the Issuing Lender or the Swing Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swing Loan Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 9.2(c) (subject to the terms of Section 5.3 [Sharing of Payments by Lenders]), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (1) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.2(e), and (2) in addition to the matters set forth in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 5.3 [Sharing of Payments by Lenders]), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders."
Section 1.12    Amendment to Section 11.8(d) [Participations]. The first sentence of the second paragraph of Section 11.8(d) [Participations] of the Credit Agreement is hereby amended and restated to read as follows:
"Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1(a) [Increase of Commitment] or 11.1(b) [Extension of Payment, Etc.] that affects such Participant."

Section 1.13    Amendment to Schedule 1.1(A). Schedule 1.1(A) [Pricing Grid – Variable Pricing and Fees Based on Borrower’s Rating] to the Credit Agreement is hereby amended and restated to read as set forth on the Schedule attached to this Amendment bearing such name and numerical reference.
Section 1.14    Amendment to Schedule 1.1(B). Schedule 1.1(B) [Commitments of Lenders and Addresses for Notices to Lenders] to the Credit Agreement is hereby amended and restated to read as set forth on the Schedule attached to this Amendment bearing such name and numerical reference. Each Lender hereby agrees that its commitments will be reallocated in the manner set forth in such Schedule 1.1(B) and authorizes the Administrative Agent to reallocate any outstanding Loans, Letter of Credit Obligations, or other Obligations in accordance with its pro-rata share based on the Commitments set forth in Schedule 1.1(B).
Section 1.15    Amendment to Schedule 6.1(b). Schedule 6.1(b) [Subsidiaries] to the Credit Agreement is hereby amended and restated to read as set forth on the Schedule attached to this Amendment bearing such name and numerical reference.
Section 1.16    Amendment to Schedule 8.2(p). Schedule 8.2(p) [Existing Investments] to the Credit Agreement is hereby amended and restated to read as set forth on the Schedule attached to this Amendment bearing such name and numerical reference.

ARTICLE II
Section 2.1    No Other Amendments. Except as amended hereby, the terms and provisions of the Credit Agreement remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any Potential Default or Event of Default under any Loan Document, or a waiver or release of any of the Lenders' or Administrative Agent's rights and remedies (all of which are hereby reserved).
Section 2.2    Representations and Warranties. The Borrower hereby represents and warrants to the Lenders and the Administrative Agent that the representations and warranties set forth in Article 6 of the Credit Agreement, are true and correct on and as of the date hereof (except for any representation or warranty which was expressly limited to an earlier date, in which case such representation and warranty shall be true and correct on and as of such date), and that no Event of Default, or Potential Default, has occurred or is continuing or exists on or as of the date hereof.
Section 2.3    Conditions to Effectiveness. This Amendment shall become effective upon execution and delivery to the Administrative Agent hereof by the Borrower, all of the Lenders and the Administrative Agent and the satisfaction of the following conditions precedents:
(a)    Execution and Delivery of Amendment. The Borrower, the Lenders, and the Administrative Agent shall have executed and delivered this Amendment to the Administrative Agent, and all other documentation necessary for effectiveness of this Amendment shall have been executed and delivered all to the satisfaction of the Administrative Agent.
(b)    Execution and Delivery of Notes. The Borrower shall have executed and delivered a new Revolving Credit Note to each Lender reflecting such Lender’s modified Commitment.
(c)    Opinion of Counsel. There shall have been delivered to the Administrative Agent an Opinion from the Borrower’s legal counsel dated the First Amendment Effective Date in form and substance reasonably satisfactory to the Administrative Agent.
(d)    Officer's Certificate. There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate, dated the First Amendment Effective Date and signed by an Authorized Officer certifying that (i) all representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects, (ii) the Borrower is in compliance with each of the covenants and conditions hereunder, (iii) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrower delivered to the Administrative Agent and (iv) no Event of Default or Potential Default exists.
(e)    Secretary's Certificate. There shall be delivered to the Administrative Agent for the benefit of each Lender a certificate, dated the First Amendment Effective Date and signed by the Secretary, an Assistant Secretary or Authorized Officer of the Borrower, certifying as appropriate as to:
(i)all action taken by such party in connection with this Amendment and the other documents executed and delivered in connection herewith, together with authorizing resolutions on behalf of the Borrower evidencing same;
(ii)    the names of the officer or officers authorized to sign this Amendment and the other documents executed and delivered in connection herewith and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of the Borrower for purposes of the Loan Documents and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and
(iii)    copies of its organizational documents, including its certificate of incorporation and bylaws as in effect on the date hereof, certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of the Borrower in each state where organized or qualified to do business; provided, however, that the Borrower may, in lieu of delivering copies of the foregoing organizational documents and good standing certificates, certify that the organizational documents and good standing certificates previously delivered by the Borrower to the Administrative Agent remain in full force and effect and have not been modified, amended, or rescinded.
(f)    FERC Order and the IURC Order. There shall be delivered to the Administrative Agent for the benefit of each Lender Certified copies of the FERC Order and the IURC Order.
(g)    Representations. The Borrower represents and warrants to the Administrative Agent and the Lenders that, by its execution and delivery hereof to the Administrative Agent, after giving effect to this Amendment: (1) the representations and warranties of the Borrower contained in Article 6 of the Credit Agreement shall be true and correct on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein); (2) the Borrower shall have performed and complied with all covenants and conditions of the Credit Agreement and this Amendment; (3) no Event of Default or Potential Default under the Credit Agreement shall have occurred and be continuing or shall exist, (4) no Material Adverse Change has occurred with respect to the Borrower since the Closing Date of the Credit Agreement and (5) except as set forth on Schedule 6.1(e), there are no actions, suits, investigations, litigation or governmental proceedings pending or, to the Loans Parties' knowledge, threatened against the Borrower that could reasonably be expected to result in a Material Adverse Change.
(h)    Lender Joinder. SunTrust Bank shall executed and delivered to the Administrative Agent and the Borrower a Lender Joinder substantially in the form of Exhibit 2.13 to the Credit Agreement.
(i)    Consents. All material consents required to effectuate the transactions contemplated by this Amendment and the other Loan Documents and shall have been obtained.
(j)    Legal Details. All legal details and proceedings in connection with the transactions contemplated by this Amendment and the other Loan Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and its counsel, as the Administrative Agent or its counsel may reasonably request.
(k)    Payment of Fees. The Borrower shall have paid to the Administrative Agent for itself and for the account of the Lenders (a) all fees as required hereunder, including (i) a fee to each Lender equal to five (5) basis points of such Lender's existing Commitments immediately prior to the First Amendment Effective Date, and (ii) a fee to each Lender equal to fifteen (15) basis points of such Lender's new Commitments as of the date hereof, after giving effect to this Amendment, and (b) all other fees, costs and expenses payable to the Administrative Agent for which the Administrative Agent is entitled to be reimbursed, including but not limited to the reasonable fees and expenses of the Administrative Agent's legal counsel.
Section 2.4    Miscellaneous.
(a)    This Amendment shall become effective as provided in Section 2.3.
(b)    The Credit Agreement, as amended by this Amendment, is in all respects ratified, approved and confirmed, and shall, as so amended, remain in full force and effect. From and after the date that the amendments herein described take effect, all reference to the "Agreement" in the Credit Agreement and in the other Loan Documents, shall be deemed to be references to the Credit Agreement as amended by this Amendment.
(c)    This Amendment shall be deemed to be a contract under the laws of the State of Indiana, and for all purposes shall be governed by, construed and enforced in accordance with the laws of said State.
(d)    This Amendment may be executed in any number of counterparts by the different parties hereto on separate counterparts. Each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one in the same instrument.
(e)    For purposes of determining withholding Taxes imposed under FATCA, from and after the date of this Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(f)    This Amendment amends the Credit Agreement, but is not intended to constitute, and does not constitute, a novation of the Obligations of the Borrower under the Credit Agreement or any other Loan Document.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.
BORROWER:
INDIANAPOLIS POWER & LIGHT COMPANY
By:
Connie R. Horwitz
Assistant Treasurer

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, individually and as Administrative Agent
By:
Tracy J. Venable
Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

FIFTH THIRD BANK, individually and as Syndication Agent

By:

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

BMO HARRIS BANK N.A., individually and as Documentation Agent
By:

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

BANK OF AMERICA, N.A.
By:

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A.
By:

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION
By:

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK
By:

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT]

SUNTRUST BANK
By:

SCHEDULE 1.1(A)
PRICING GRID--
VARIABLE PRICING AND FEES BASED ON BORROWER'S RATING
The "Applicable Margin", "Applicable Commitment Fee Rate" and "Applicable Letter of Credit Fee Rate" for any day are the respective rates per annum set forth below corresponding to the Status that exists on such day:

Level	Borrower's Rating (Fitch/Moody's/S&P)	Applicable Margin for LIBOR Loan	Applicable Margin for Base Rate Loan	Applicable Commitment Fee Rate	Applicable Letter of Credit Fee Rate
1	≥ A-/A3/A-	1.000%	0.000%	0.125%	1.000%
2	≥ BBB+/Baa1/BBB+	1.125%	0.125%	0.150%	1.125%
3	≥ BBB/Baa2/BBB	1.250%	0.250%	0.175%	1.250%
4	≥ BBB-/Baa3/BBB-	1.500%	0.500%	0.200%	1.500%
5	≥ BB+/Ba1/BB+	1.875%	0.875%	0.250%	1.875%
6	< BB+/Ba1/BB+	2.125%	1.125%	0.300%	2.125%

For purposes of this Schedule, the following terms have the following meanings:
"Fitch" means Fitch, Inc.
"Fitch Rating" means the rating assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of Fitch shall be disregarded. If Fitch does not maintain a senior unsecured debt rating for the Borrower, "Fitch Rating" shall mean the corporate credit rating assigned by Fitch to the Borrower. The rating in effect on any date is that in effect on the close of business on such date.
"Moody's" means Moody's Investors Service, Inc.
"Moody's Rating" means the rating assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. If Moody's does not maintain a senior unsecured debt rating for the Borrower, "Moody's Rating" shall mean the corporate credit rating assigned by Moody's to the Borrower. The rating in effect on any date is that in effect on the close of business on such date.
"Rating" means a Fitch Rating, Moody's Rating or S&P Rating, as appropriate.
"Rating Agency" means Fitch, Moody's or S&P, as appropriate.
"S&P" means Standard & Poor's Ratings Group.
"S&P Rating" means the rating assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. If S&P does not maintain a senior unsecured debt rating for the Borrower, "S&P Rating" shall mean the corporate credit rating assigned by S&P to the Borrower. The rating in effect on any date is that in effect on the close of business on such date.
"Status" refers to the determination of which of Level 1 Status, Level 2 Status, Level 3 Status, Level 4 Status, Level 5 Status or Level 6 Status exists at any date.
For purposes of the foregoing, (a) if no Rating Agency shall have in effect a Rating, the Applicable Margin and the Applicable Commitment Fee Rate will be set in accordance with Level 6; (b) if only one Rating Agency shall have in effect a Rating, the Applicable Margin and the Applicable Commitment Fee Rate shall be determined by reference to the available Rating; (c) if only two of the Rating Agencies have in effect a Rating and such Ratings shall fall within different levels, the Applicable Margin and the Applicable Commitment Fee Rate shall be based upon the higher Rating unless such Ratings differ by two or more levels, in which case the applicable level will be deemed to be one level below the higher of such levels; (d) if the Ratings shall fall within three different levels, then the Applicable Margin and the Applicable Commitment Fee Rate shall be based upon one level above the mid-point between the highest and lowest Rating (or if such calculation does not yield an exact mid-point Rating, the higher of the two intermediate mid-point Ratings); (e) if the Ratings shall fall within different levels and two of the Ratings fall in the same level (the "Majority Level"), and the third Rating is in a different level, then the Applicable Margin and the Applicable Commitment Fee Rate shall be determined by reference to the Majority Level; (f) if any Rating shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the Rating Agency making such change.
SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
Part 1 - Commitments of Lenders and Addresses for Notices to Lenders
SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Lender	Revolving Credit Commitment	Ratable Share
Name: PNC Bank, National Association Address: 101 W. Washington, Suite 200E Indianapolis, IN 46255 Attention: Tracy J. Venable Telephone: (317) 267-7066 Telecopy: (317) 267-8899	$55,000,000	22.000000000%
Name: Fifth Third Bank Address: 251 N. Illinois, Suite 1000 Mail Drop: MD 8490A1 Indianapolis, IN 46204 Attention: Michael Schaltz Telephone: (513) 534-5832 Telecopy: (513) 534-7098	$40,000,000	16.000000000%
Name: BMO Harris Bank N.A. Address: 135 N. Pennsylvania Street, 9th Flr. Indianapolis, IN 46204 Attention: Betsy Phillips Telephone: (317) 269-1291 Telecopy: (317) 269-2169	$40,000,000	16.000000000%
Name: Bank of America, N.A. Address: 100 N Tryon St NC1-007-17-18 Charlotte, NC 28255 Attention: Maggie Halleland Telephone: (980) 386-0270 Telecopy: N/A	$25,000,000	10.000000000%

Name: JPMorgan Chase Bank, N.A. Address: 383 Madison Avenue, Floor 24 New York, NY 10179 Attention: Juan J. Javellana Telephone: (212) 270-4272 Telecopy: (212) 270-3897	$25,000,000	10.000000000%
Name: U.S. Bank National Association Address: 425 Walnut Street 8th Floor ML CN-OH-W8 Cincinnati, OH 45202 Attention: Eric J. Cosgrove Telephone: (513) 632-3033 Telecopy: (513) 632-2068	$25,000,000	10.000000000%
Name: The Huntington National Bank Address: 41 South High Street Columbus, OH 43215 Attention: Joseph A Tonges Telephone: (614) 480-3722 Telecopy: (877) 274-8593	$25,000,000	10.000000000%
Name: SunTrust Bank Address: 3333 Peachtree Rd NE Atlanta, GA 30326 Attention: Yann Pirio Telephone: (404) 439-7460 Telecopy: (404) 827-6270	$15,000,000	4.000000000%
Total	$250,000,000	100%

SCHEDULE 1.1(B)
COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower:
ADMINISTRATIVE AGENT
Name: PNC Bank, National Association
Address: One PNC Center, Suite 400E
Indianapolis, IN 46255
Attention: Tracy J. Venable
Telephone:    (317) 267-7066
Telecopy:    (317) 267-7399
With a Copy To:
Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention:    Agency Services
Telephone:    (412) 762-6442
Telecopy:    (412) 762-8672
BORROWER:
Name: Indianapolis Power & Light Company
Address: One Monument Circle
Indianapolis, IN 46204
Attention: Connie R. Horwitz
Telephone:    (317) 261-8670
Telecopy:    (317) 630-0609